As filed with the Securities and Exchange Commission on January 25, 2012

Registration No. 333-172257

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-8999751 (I.R.S. Employer Identification Number)

120 West 45th Street, New York, New York 10036
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 355-1600

Gregory S. Martin
Chief Financial Officer
Pzena Investment Management, Inc.
120 West 45th Street, New York, New York 10036
Telephone: (212) 355-1600
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies of all correspondence to:

Richard B. Aftanas, Esq.	Joan F. Berger
Skadden, Arps, Slate, Meagher & Flom LLP	General Counsel
Four Times Square	Pzena Investment Management, Inc.
New York, New York 10036	120 West 45th Street, New York 10036

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Per Share Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A common stock, par value $0.01 per share	40,114,701	$4.81	$192,951,711.81	$18,509.95

(1)
We are registering 40,114,701 shares of Class A common stock which may be offered pursuant to this registration statement by the selling stockholders. In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and the maximum aggregate offering price are based on the average of the high and low sales price of the Class A common stock on December 23, 2011, as reported on the New York Stock Exchange.

(3)	$3,602.32 of this amount has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JANUARY 25, 2012

PROSPECTUS

PZENA INVESTMENT MANAGEMENT, INC.

Up to 40,114,701 Shares of Class A Common Stock

The selling stockholders named in this prospectus may offer to sell from time to time in the future up to an aggregate of 40,114,701 shares of our Class A common stock, par value $0.01 per share.  As of the date of this prospectus, the selling stockholders collectively hold 700,968 of these shares of our Class A common stock.  The remaining 39,413,733 of these shares of our Class A common stock may be issued to the selling stockholders upon their election to exchange an equivalent number of Class B Units of Pzena Investment Management, LLC, our operating company, pursuant to the terms and subject to the conditions set forth in the operating agreement of our operating company.  To the extent that any of the selling stockholders elect to exchange any of these 39,413,733 Class B Units for shares of our Class A common stock, they may resell the equivalent number of shares of Class A common stock issued to them in exchange therefor pursuant to this prospectus, in addition to any of the 700,968 shares of our Class A common stock collectively held by them as of the date of this prospectus.

The selling stockholders named herein consist of each of our current executive officers and their estate planning vehicles.  Other than as described herein, none of the selling stockholders currently intend to exchange any of their Class B Units for shares of our Class A common stock or to sell or otherwise transfer any shares of Class A common stock beneficially owned by them pursuant to this prospectus.

The selling stockholders may sell from time to time in the future all or a portion of the shares of Class A common stock referred to in this prospectus and offered hereby directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We provide more information about how the selling stockholders may sell their Class A common stock in the section entitled “Plan of Distribution” herein.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “PZN.” On December 23, 2011, the NYSE official closing price of our Class A common stock was $4.79 per share.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus to read about factors you should consider before buying our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2012

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, our Class A common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PZENA INVESTMENT MANAGEMENT, INC.

    This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our Class A common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision. As used in this prospectus, unless otherwise specified or the context requires otherwise, the terms “we” or “us” refer to Pzena Investment Management, Inc. and its subsidiaries. References to “selling stockholders” refer to the holders listed under “Selling Stockholders” herein.

Overview

We are the sole managing member of Pzena Investment Management, LLC, which is our operating company. Founded in late 1995, Pzena Investment Management, LLC is a value-oriented investment management firm with a long-term record of investment excellence and exceptional client service. We believe that we have established a positive, team-oriented culture that enables us to attract and retain very qualified people. Over the past sixteen years, we have built a diverse, global client base of respected and sophisticated institutional investors, high net worth individuals and select third-party distributed mutual funds, for which we act as sub-investment adviser.

Company Information

Our principal executive office is located at 120 West 45th Street, New York, New York 10036 and our main telephone number is (212) 355-1600. Our website address is www.pzena.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should consider carefully the risk factors described in “Part II—Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which report is incorporated by reference herein, as such information may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and all other information contained in or incorporated by reference in this prospectus, before deciding to invest in our Class A common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations, or forecasts, of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which report is incorporated by reference herein, as such information may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Accordingly, you should not unduly rely on these forward- looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statements to reflect circumstances or events after the date of this prospectus, or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the periodic and other reports we will file from time to time with the Securities and Exchange Commission, or SEC, after the date of this prospectus.

Forward-looking statements include, but are not limited to, statements about:

•	our anticipated future results of operations and operating cash flows;

•	our business strategies and investment policies;

•	our financing plans and the availability of short- or long-term borrowing, or equity financing;

•	our competitive position and the effects of competition on our business;

•	potential growth opportunities available to us;

•	the recruitment and retention of our employees;

•	our expected levels of compensation for our employees;

•	our potential operating performance, achievements, efficiency and cost reduction efforts;

•	our expected tax rate;

•	changes in interest rates;

•	our expectation with respect to the economy, capital markets, the market for asset management services and other industry trends; and

•	the impact of future legislation and regulation, and changes in existing legislation and regulation, on our business.

The reports that we file with the SEC, accessible on the SEC’s website at www.sec.gov, identify additional factors that can affect forward- looking statements.

USE OF PROCEEDS

We will not receive any cash proceeds from the sale by the selling stockholders of shares of our Class A common stock pursuant to this prospectus.

SELLING STOCKHOLDERS

    The selling stockholders named in this prospectus may offer to sell from time to time in the future up to an aggregate of 40,114,701 shares of our Class A common stock, par value $0.01 per share. As of the date of this prospectus, the selling stockholders collectively hold 700,968 of these shares of our Class A common stock.  The remaining 39,413,733 shares of our Class A common stock may be issued to the selling stockholders upon their election to exchange an equivalent number of Class B Units of our operating company pursuant to the terms and subject to the conditions set forth in the operating agreement of our operating company.  These Class B Units were issued to the selling stockholders either (i) on October 30, 2007 in connection with the reorganization of our operating company and the concurrent initial public offering of our Class A common stock, or (ii) as equity incentive awards or bonus amounts under the Pzena Investment Management, LLC 2006 Equity Incentive Plan, as amended, or the Pzena Investment Management, LLC Amended and Restated Bonus Plan, as amended, respectively.    Pursuant to the exchange provisions of our operating company’s operating agreement, we are required to designate at least one date on or before October 30th of each year on which all holders of Class B Units are permitted to exchange up to 15% of their vested Class B Units for an equivalent number of shares of our Class A common stock, subject to certain exceptions and other limitations.  To the extent that any of the selling stockholders elect to exchange any of these Class B Units for shares of our Class A common stock, they may resell the equivalent number of shares of Class A common stock issued to them in exchange therefor pursuant to this prospectus, in addition to any of the 700,968 shares of our Class A common stock collectively held by them as of the date of this prospectus.

The selling stockholders named below consist of each of our current executive officers and their estate planning vehicles.  Other than as described herein, none of the selling stockholders currently intend to exchange any of their Class B  Units for shares of our Class A common stock or to sell or otherwise transfer any shares of Class A common stock beneficially owned by them pursuant to this prospectus.  The selling stockholders may sell all, some or none of their Class A common stock in this offering. See “Plan of Distribution.”

The table below describes each selling stockholder’s beneficial ownership of our Class A common stock and Class B common stock (i) as of the date of this prospectus and (ii) assuming each selling stockholder has exchanged all Class B Units currently beneficially owned by it for the equivalent number of shares of our Class A common stock and resold all such shares of our Class A common stock pursuant to this prospectus.

Each share of our Class A common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders.  Each share of our Class B common stock, par value $0.00001 per share, is entitled to five votes per share on all matters submitted to a vote of our stockholders.  Upon the issuance by our operating company of a Class B Unit, we are required to issue the holder thereof one share of our Class B common stock.  Upon the exchange of a Class B Unit for a share of our Class A common stock, the share of our Class B common stock originally issued in connection with the Class B Unit is automatically redeemed and cancelled.

Information concerning the selling stockholders may change from time to time.  Any changes to the information provided below will be set forth in a supplement to this prospectus if and when necessary.

	Beneficial Ownership Prior to this Offering(1)					Beneficial Ownership After this Offering(1)(2)
Name and Address of Selling Stockholder(3)	Number of Shares of Class A Common Stock (Column A)	Number of Shares of Class B Common Stock (Column B)	Percentage of Class A Common Stock (Column C)	Percentage of Class B Common Stock (Column D)	Number of Shares of Class A Common Stock that may be sold in this Offering(4) (Column E)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock	Percentage of Class A Common Stock	Percentage of Class B Common Stock
Richard S. Pzena, Chairman, Chief Executive Officer, Co-Chief Investment Officer	106	24,928,620 (5) (6)	*	46.0	18,470,126(7)	0	200,000(6)	0	*
The Aaron Pzena Family Trust(8)	0	1,564,650	0	2.9	1,564,650	0	0	0	0
The Michele Pzena Family Trust(9)	0	1,564,650	0	2.9	1,564,650	0	0	0	0
The Eric Pzena Family Trust(10)	0	1,564,650	0	2.9	1,564,650	0	0	0	0
The Daniel Pzena Family Trust(11)	0	1,564,650	0	2.9	1,564,650	0	0	0	0
Gregory S. Martin, Chief Financial Officer	0	65,088(6)	0	*	30,263	0	40,000(6)	0	*
John P. Goetz, President, Co-Chief Investment Officer	0	6,351,755 (5) (6)	0	11.7	5,442,785(7)	0	200,000 (6)	0	*
The Rachel Theresa Goetz Trust(12)	0	354,485	0	*	354,485	0	0	0	0
The Carrie Esther Goetz Trust(12)	0	354,485	0	*	354,485	0	0	0	0
William L. Lipsey, President, Marketing and Client Service	0	5,737,910 (5) (6)	0	10.6	4,266,490	0	200,000(6)	0	*
The William Lipsey Dynasty Trust(13)	0	1,271,420	0	2.4	1,271,420	0	0	0	0
Antonio DeSpirito, III, Executive Vice President	600,862(14)	1,315,540(6)	5.6	2.4	1,248,101	250,000(14)	418,301(6)	2.3	*
Michael D. Peterson, Executive Vice President	350,000	2,263,096(5)(6)	3.3	4.18	1,997,946	0	195,150(6)	0	*
The Michael D. Peterson 2009 Grantor Retained Annuity Trust(15)	0	210,000	0	*	210,000	0	0	0	0
The Sarah M. Peterson 2009 Grantor Retained Annuity Trust(16)	0	210,000	0	*	210,000	0	0	0	0

________________________

*	Less than one percent.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares. In calculating the number of shares beneficially owned by each selling stockholder prior to and after this offering, we have based our calculations on 10,575,089 shares of Class A common stock and 53,995,835 shares of Class B common stock, in each case outstanding as of December 27, 2011.

(2)	Assumes the sale of all shares of Class A common stock offered by the selling stockholder pursuant to this prospectus.

(3)	The address of each selling stockholder is c/o Pzena Investment Management, Inc., 120 West Forty Fifth Street, New York, New York 10036.

(4)
As of the date of this prospectus, each of the selling stockholders holds a number of Class B Units that is equivalent to the number of shares of Class B common stock listed in Column B above.  Since these Class B Units are exchangeable for an equivalent number of shares of Class A common stock which may be resold pursuant to this prospectus, the number of shares of Class A common stock listed in this Column E includes the number of shares of Class A common stock issuable to each selling stockholder upon its election to exchange this number of Class B Units.

(5)
Includes the number of shares of our Class B common stock listed below that are directly held by certain trusts established for estate planning purposes by the selling stockholders named below. In the case of certain trusts established by Mr. Pzena, Mr. Pzena may be deemed to beneficially own the shares directly held by these trusts because he may be considered to share dispositive power over securities held by these trusts, along with their respective trustees, pursuant to the terms of the applicable trust agreements.  With the exception of the Sarah M. Peterson 2009 Grantor Retained Annuity Trust, for which Mr. Peterson is a trustee, each of the selling stockholders listed below disclaims beneficial ownership of the number of shares of Class B common stock and the corresponding Class B Units (including the shares of Class A common stock underlying these Class B Units) held by the applicable trusts.

Selling Stockholder	Number of Shares of Class B Common Stock Held by Trusts(s)

Richard Pzena	6,258,600

John P. Goetz	708,970

William L. Lipsey	1,271,420

Michael D. Peterson	420,000

(6)	Includes options to purchase the number of Class B Units set forth below opposite the selling stockholder’s name.

Selling Stockholder	Options to Acquire Class B Units

Richard Pzena	200,000

Gregory S. Martin	40,000

John P. Goetz	200,000

William L. Lipsey	200,000

Antonio DeSpirito, III	418,301

Michael D. Peterson	159,869

(7)
Messrs. Goetz and Pzena have informed us that if the operating company elects to provide holders of Class B Units with an opportunity in the near future to exchange any of their Class B Units for shares of Class A common stock, they intend to exchange a de minimis amount of the Class B Units currently owned by them for purposes of contributions to non-profit organizations.

(8)	William Greenblatt is the Trustee of this Trust. As the Trustee, he may be deemed to be a beneficial owner of the shares held by this Trust.

(9)	Laura Pzena is the Trustee of this Trust. As the Trustee, she may be deemed to be a beneficial owner of the shares held by this Trust.

(10)	Robin Pzena is the Trustee of this Trust. As the Trustee, she may be deemed to be a beneficial owner of the shares held by this Trust.

(11)	Jeffrey Pzena and William Pearce are the Trustees of this Trust. As the Trustees, each of them may be deemed to be a beneficial owner of the shares held by this Trust.

(12)	Amelia Jones Feinberg is the Trustee of this Trust. As the Trustee, she may be deemed to be a beneficial owner of the shares held by this Trust.

(13)	Amy Lipsey is the Trustee of this Trust. As the Trustee, she may be deemed to be a beneficial owner of the shares held by this Trust.

(14)	Includes options to purchase 250,000 shares of Class A common stock which are currently exercisable.

(15)	Sarah M. Peterson and Tobi Zemsky are Trustees of this Trust. As the Trustees, each of them may be deemed to be the beneficial owners of the shares held by this Trust.

(16)	Michael D. Peterson and Tobi Zemsky are Trustees of this Trust. As the Trustees, each of them may be deemed to be the beneficial owners of the shares held by this Trust.

PLAN OF DISTRIBUTION

Pursuant to the resale and registration rights agreement, dated as of October 30, 2007, among the holders of the Class B Units and us, we are registering the potential resale by our executive officers and their estate planning vehicles of an aggregate of 40,114,701 shares of Class A common stock, of which 700,968 shares are currently held by certain of the selling stockholders and 39,413,733 shares are issuable upon the exchange of an equivalent number of Class B Units currently held by the selling stockholders.

The selling stockholders may sell all or a portion of these shares of our Class A common stock offered hereby from time to time in the future directly or through one or more underwriters, broker-dealers or agents. If the shares of Class A common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions through:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	the over-the-counter market;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants, or Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the under the Securities Act of 1933, as amended, or the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Class A common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Class A common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Class A common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholders will sell any or all of the Class A common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A common stock to engage in market-making activities with respect to the Class A common stock. All of the foregoing may affect the marketability of the Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the Class A common stock.

We will not receive any cash proceeds from the sale by the selling stockholders of shares of our Class A common stock pursuant to this prospectus. Each selling stockholder will bear the cost of any underwriting discounts and selling commissions related to their respective offering and sale of shares of Class A common stock pursuant to this prospectus. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We, our affiliates and our respective directors, officers, employees, agents and control persons may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we or they may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the Class A common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated statements of financial condition of Pzena Investment Management, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in equity, and cash flows of Pzena Investment Management, Inc. for the years ended December 31, 2010, 2009, and 2008, each incorporated by reference in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon also incorporated by reference herein.

The financial statements referred to above are included in reliance on such reports given on authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to ‘incorporate by reference’ information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We file electronically with the SEC our annual reports on Form 10-K, quarterly interim reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC file number is 001-33761. These reports are available free of charge through our website as soon as reasonably practicable after we electronically file or furnish them to the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after this registration statement is declared effective, and before the end of any offering made under this prospectus will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed document. We incorporate by reference the following information that has been filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 15, 2011;

•	our 2011 proxy statement, filed with the SEC on April 15, 2011;

•	our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011;

•
our current reports on Form 8-K filed with the SEC on January 11, 2011, February 7, 2011 (two current reports), March 9, 2011, April 11, 2011, April 13, 2011, May 9, 2011, May 19, 2011, June 13, 2011, July 7, 2011, August 8, 2011, September 7, 2011, October 11, 2011, November 4, 2011, November 7, 2011, and December 7, 2011; and

•	the description of our Class A common stock, which is contained in the registration statement on Form 8-A filed with the SEC on October 23, 2007.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requester. Requests for this information must be made to our General Counsel, Joan Berger, at 120 West Forty Fifth Street, New York, NY 10036, or by telephone at (212) 355-1600.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by Pzena Investment Management, Inc. (the “Registrant”) in connection with the Class A common stock being registered hereby. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$18,509.95
Accounting Fees and Expenses	5,000.00
Legal Fees and Expenses	25,000.00
Miscellaneous Expenses	2,000.00
Total	$50,509.95

Item 15.  Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“Delaware Law”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, such corporation), by reason of the fact that such person is, or was, an officer, director, employee or agent of such corporation, or is, or was, serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually, and reasonably incurred, by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, for any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by, or in the right of, the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

In accordance with Section 102(b)(7) of Delaware Law, the Registrant’s Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of its directors’ violations of their fiduciary duty. This provision eliminates each director’s liability to the Registrant and its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the Registrant’s Amended and Restated Certificate of Incorporation authorizes it to purchase and maintain insurance to protect the Registrant and any of its directors, officers, employees or agents, or another business entity, against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, regardless of whether the Registrant would have the power to indemnify such person under its bylaws or Delaware Law.

The Registrant maintains directors' and officers’ liability insurance, which covers directors and officers against certain claims or liabilities arising out of the performance of their duties, and it intends to maintain this insurance in place. In addition, the Registrant has entered into indemnification agreements with each of its directors. These agreements provide, in general, that the Registrant indemnify, and pay expenses on behalf of, these persons to the fullest extent permitted by applicable law.

The indemnification provisions noted above may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act, as amended.

Item 16.  Exhibits.

Exhibit Number	Exhibits
4.1
Specimen Certificate for the Class A Common Stock of Pzena Investment Management, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Form S-1 filed by Pzena Investment Management, Inc. on October 22, 2007)

4.2
Resale and Registration Rights Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc. and the Holders named on the signature pages thereto (incorporated by reference to Exhibit 4.3 to the Form 10-Q filed by Pzena Investment Management, Inc. on December 5, 2007)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (incorporated by reference to Exhibit 5.1 of Amendment No. 1 to Form S-3 filed by Pzena Investment Management, Inc. on December 27, 2011)
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1
Powers of Attorney for Messrs. Galbraith, Greenblatt, Meyerowich and Tysoe (incorporated by reference to the signature page of the Form S-3 filed by Pzena Investment Management, Inc. on February 14, 2011)

24.2	Powers of Attorney for Messrs. Goetz and Lipsey (incorporated by reference to the signature page of Amendment No. 1 to Form S-3 filed by Pzena Investment Management, Inc. on December 27, 2011)

Item 17.  Undertakings.

a.           The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

A.           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on January 25, 2012.

PZENA INVESTMENT MANAGEMENT, INC. By: /s/ Gregory Martin Name: Gregory Martin Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Richard S. Pzena and Gregory S. Martin, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-3 of the Company, including post-effective amendments, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard S. Pzena Richard S. Pzena	Chairman of the Board of Directors, Chief Executive Officer and Co-Chief Investment Officer (Principal Executive Officer)	January 25, 2012
/s/ Gregory S. Martin Gregory S. Martin	Chief Financial Officer (Principal Financial and Accounting Officer)	January 25, 2012
* John P. Goetz	Director	January 25, 2012
* William L. Lipsey	Director	January 25, 2012
* Steven M. Galbraith	Director	January 25, 2012
* Joel M. Greenblatt	Director	January 25, 2012
* Richard P. Meyerowich	Director	January 25, 2012
* Ronald W. Tysoe	Director	January 25, 2012

*	By Gregory S. Martin, as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibits
4.1
Specimen Certificate for the Class A Common Stock of Pzena Investment Management, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Form S-1 filed by Pzena Investment Management, Inc. on October 22, 2007)

4.2
Resale and Registration Rights Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc. and the Holders named on the signature pages thereto (incorporated by reference to Exhibit 4.3 to the Form 10-Q filed by Pzena Investment Management, Inc. on December 5, 2007)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (incorporated by reference to Exhibit 5.1 of Amendment No. 1 to Form S-3 filed by Pzena Investment Management, Inc. on December 27, 2011)
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1
Powers of Attorney for Messrs. Galbraith, Greenblatt, Meyerowich and Tysoe (incorporated by reference to the signature page of the Form S-3 filed by Pzena Investment Management, Inc. on February 14, 2011)

24.2	Powers of Attorney for Messrs. Goetz and Lipsey (incorporated by reference to the signature page of Amendment No. 1 to Form S-3 filed by Pzena Investment Management, Inc. on December 27, 2011)